EXHIBIT 99.1

To 8-K dated July 25, 2006

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS RECORD EARNINGS AND AN

IMPROVED NET INTEREST MARGIN

FOR THE SECOND QUARTER 2006

STUART, FL., July 25, 2006 – Seacoast Banking Corporation of Florida (NASDAQ:  SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, announced earnings and highlights for the quarter ending June 30, 2006, including:

•

Earnings of $0.37 diluted earnings per share (DEPS) in the second quarter of 2006, excluding $0.03 DEPS in merger and other nonrecurring charges, up nine percent linked quarter (reported GAAP earnings of $0.34 DEPS include merger and other nonrecurring charges);

•

Earnings of $0.71 DEPS for the first six months of 2006, excluding $0.03 DEPS in merger and other nonrecurring charges, up 22 percent compared to the $0.58 DEPS for the same period a year ago (reported GAAP earnings of $0.68 DEPS include merger and other nonrecurring charges);

•

Higher net interest margin and increased net interest income;

•

Excellent credit quality;

•

The successful integration of Big Lake Financial Corporation (“Big Lake”) which was acquired on April 1, 2006 and rebranding of Seacoast’s principal subsidiary; and

•

A lower overhead ratio compared to prior quarter.

“The earnings momentum continued in the second quarter driven by higher net interest income, an improved net interest margin and a better mix of earning assets,” said Seacoast Chairman and Chief Executive Officer Dennis S. Hudson, III.  “We are pleased with our progress so far this year and are particularly pleased with the success of our integration with Big Lake this quarter.  Next quarter we will complete our planned systems integration with our Orlando affiliate, Century National Bank.  Upon completion of these important projects we plan to bring greater focus on operating efficiency improvements for the company as a whole.”

Net income for the first half of 2006 totaled $12,876,000 or $0.71 DEPS, excluding $0.03 DEPS in merger and other nonrecurring charges, up 37.5 percent compared to $9,361,000 or $0.58 DEPS for 2005.  (In 2005, the Company had no merger and other nonrecurring charges in the second quarter or for the first six months.)  Net income (GAAP) for the first half of 2006 totaled $12,300,000 or $0.68 DEPS.

(continued)

Cash operating earnings for the second quarter of 2006 totaled $7,219,000 or $0.38 DEPS, up $1,761,000 or 32.3 percent over the same period last year and increased $1,276,000 or 21.5 percent from the first quarter 2006.   (The Company believes that cash operating earnings, excluding the impacts of noncash interest rate swap fair value changes, noncash amortization expense, the one-time merger costs related to the Big Lake acquisition, and costs associated with the name change for the Company’s primary banking subsidiary, is a better measurement of the Company’s trend in operating earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.)

Taxable equivalent net interest income rose to $24,030,000, or 18.5 percent from first quarter 2006, and grew by 34.5 percent from last year’s second quarter, aided by further net interest margin expansion and strong organic loan growth, as well as the Big Lake acquisition.

The Big Lake acquisition included loans of $204 million and deposits of $301 million at March 31, 2006.  This, together with strong growth in all markets served by the Company, resulted in total loan growth of $466 million or 40.6 percent since June 30, 2005.  At June 30, 2006, the mix of loans outstanding was: 25 percent residential mortgage loans, 60 percent commercial and commercial real estate loans, and 15 percent consumer loans.

The second quarter’s net interest margin of 4.29 percent represented an increase from the 3.91 percent achieved in the second quarter of 2005, and was higher than the first quarter 2006’s results of 4.16 percent.  Continued disciplined balance sheet management, including modest deposit account rate increases, allowed the margin to climb 25 basis points over the past 6 months.  Overall net interest margin was favorably impacted by approximately 8 basis points in the second quarter as a result of the application of purchase accounting to the fixed rate loan and investment portfolios acquired from Big Lake.

Average noninterest bearing deposits and savings deposits (excluding certificates of deposits) in the second quarter of 2006 increased 17.9 percent from the same quarter a year ago, with a 14.2 percent year-over-year growth in average noninterest bearing deposits.  These growth rates include the impact of the average deposits acquired from Big Lake.  As anticipated, deposit growth slowed in the markets affected by the hurricanes that occurred in late 2004 and 2005, as insurance and other proceeds accumulated by customers were used to repair damages.   Total average organic deposit growth for the prior twelve months increased by 5.0 percent.  Average time deposits (excluding Big Lake) rose 24.6 percent, and increased this component of deposits to 26 percent of total deposits (after acquisition) from 24 percent a year ago.  The change in deposit mix and rate increases by the Federal Reserve totaling 200 basis points over the past year impacted the cost of deposits, which increased to 1.99 percent in the current quarter from 1.18 percent in the second quarter 2005.

Credit quality was outstanding in the second quarter 2006.  Nonperforming assets totaled only $588,000, or 0.04 percent of loans and other real estate, representing a slight increase from the year-end total of $372,000, entirely attributable to the loans acquired from Big Lake.  Second quarter 2006 net loan recoveries totaled $76,000, compared to net loan recoveries of $80,000 for the first quarter of 2006.  The Company has maintained strong and consistent credit quality and low net charge-offs.  After a second quarter provision for loan losses of $280,000 and the acquired Big Lake allowance for loan losses of $2.5 million, the Company’s loan loss allowance totaled $12.2 million or 0.76 percent of total loans.

Noninterest income for the quarter, excluding interest rate swap profit (losses) and securities gains (losses), increased 22.1 percent when compared to the second quarter 2005.   Revenues from service charges on deposit accounts, fees from electronic fund transfers, and mortgage banking fees increased in the second quarter compared to the first quarter in 2006, mostly as a result of the acquisition.  Mortgage banking fees have been impacted by slowing production due to rates increasing and intense competition during the first six months of 2006.  However, the new markets, as a result of the acquisition, improved the overall production for the Company in the second quarter and, more importantly, going forward.  Marine finance fees and fees from wealth management services were higher than the prior year’s second quarter with no current impact from the Big Lake acquisition.

Noninterest expenses totaled $19.9 million for the second quarter of 2006, a $3.8 million increase from the previous quarter, of which $2.8 million was related to the Big Lake acquisition including $202,000 for deposit base intangible amortization.  Also included in the increase was $304,000 in nonrecurring charges and costs associated with the principal bank subsidiary’s name change during the second quarter of 2006.  Of the $2.0 million increase in salaries and wages from the first quarter, $526,000 was related to higher commissions and incentives associated with costs tied directly to incremental revenue production, and $1.1 million was Big Lake salaries and wages.  The Company’s overhead ratio for the second quarter, excluding merger and other nonrecurring charges, was 61.1 percent, compared to 62.5 percent for the first quarter of 2006.

Seacoast will host a conference call on Wednesday, July 26 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 15092209; leader: Dennis Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net under “Presentations”.  A replay of the call will be available beginning the afternoon of July 26 by dialing (877) 213-9653 (domestic), using the passcode 15092209.

Seacoast Banking Corporation of Florida has over $2.4 billion in assets.  It is one of the largest independent commercial banking organizations in Florida and is headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the integration and consolidation of Seacoast with Big Lake and Century, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to Seacoast’s and Big Lake’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast, Big Lake and Century will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of Big Lake and Century’s customers by competitors; as well as the difficulties and risks inherent with entering the Central Florida market.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except per share data)	2006	2005	2006	2005

Summary of Earnings
Net income (GAAP)	$ 6,434	$5,475	$ 12,300	$9,361
Merger and other nonrecurring charges	576	-	576	-
Earnings, excluding merger and other
nonrecurring charges	7,010	5,474	12,876	9,361
Amortization of core deposit premium	209	144	286	151
Net interest rate swap (profits) losses	-	(162)	-	174
Cash operating earnings*	$ 7,219	$5,458	$ 13,162	$9,686

Net interest income (1)	24,030	17,867	44,304	33,144

Performance Ratios
Return on average assets (2), (3)
Using GAAP earnings	1.07%	1.13%	1.09%	1.04%
Using cash operating earnings* on average tangible assets	1.23	1.14	1.19	1.09
Return on average
shareholders' equity (2), (3)
Using GAAP earnings	12.43	16.07	13.53	15.16
Using cash operating earnings* on average tangible equity	19.39	18.88	19.33	17.36
Net interest margin (1), (2)	4.29	3.91	4.23	3.90

Per Share Data
Net income diluted (GAAP)	$ 0.34	$0.33	$ 0.68	$0.58
Merger and other nonrecurring charges	0.03	-	0.03	-
Earnings, excluding merger and other
Nonrecurring charges	0.37	0.33	0.71	0.58
Amortization of core deposit premium	0.01	0.01	0.01	0.01
Net interest rate swap (profits) losses	-	(0.01)	-	0.01
Cash operating earnings* diluted	$ 0.38	$0.33	$ 0.72	$0.60
Net income basic (GAAP)	0.34	0.33	0.69	0.59
Cash dividends declared	0.15	0.14	0.30	0.28

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes, noncash amortization expense and the one-time merger costs related to the Big Lake acquisition which was completed on April 3, 2006, and costs associated with the name change announced for the Company’s primary banking subsidiary is a better measurement of the Company’s trend in operating earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		June 30,			Increase/
		2006	2005		(Decrease)
Credit Analysis
Net charge-offs (recoveries) year-to-date		$(156	) $	202	(177.2)%
Net charge-offs (recoveries) to
average loans		(0.02)%		0.04%	(150.0)%
Loan loss provision year-to-date		560		707	(20.8)
Allowance to loans at end of period		0.76%		0.73%	4.1
Nonperforming assets		$588		$200	194.0
Nonperforming assets to loans and other
real estate owned at end of period		0.04%		0.02%	100.0

Selected Financial Data
Total assets		$2,415,242		$2,052,175	17.7
Securities – Held for sale (at fair value)		367,766		461,685	(20.3)
Securities – Held for investment (at amortized cost)		141,734		170,573	(16.9)
Net loans		1,602,405		1,140,045	40.6
Deposits		2,028,605		1,743,895	16.3
Shareholders’ equity		202,843		146,877	38.1
Book value per share		10.70		8.63	24.0
Tangible book value per share		7.68		6.53	17.6
Average shareholders' equity
to average assets		8.09%		6.87%	17.8

Average Balances (Year-to-Date)
Total assets		$2,267,127		$1,811,927	25.1
Less: Intangible assets		45,996		11,950	284.9
Total average tangible assets		$2,221,131		$1,799,977	23.4

Total equity		$183,306		$124,525	47.2
Less: Intangible assets		45,996		11,950	284.9
Total average tangible equity		$137,310		$112,575	22.0

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2006	2005	2006	2005

Interest on securities:
Taxable	$6,120	$5,707	$11,517	$10,677
Nontaxable	94	18	109	36
Interest and fees on loans	28,976	17,348	51,987	31,834
Interest on federal funds sold and interest bearing deposits	1,018	774	2,353	1,194
Total Interest Income	36,208	23,847	65,966	43,741

Interest on deposits	4,837	2,090	8,176	3,532
Interest on time certificates	5,206	2,797	9,298	5,210
Interest on borrowed money	2,203	1,121	4,281	1,916
Total Interest Expense	12,246	6,008	21,755	10,658

Net Interest Income	23,962	17,839	44,211	33,083
Provision for loan losses	280	269	560	707
Net Interest Income After Provision for Loan Losses	23,682	17,570	43,651	32,376

Noninterest income:
Service charges on deposit accounts	1,801	1,246	3,043	2,339
Trust income	801	684	1,513	1,267
Mortgage banking fees	331	425	540	995
Brokerage commissions and fees	1,042	634	1,818	1,368
Marine finance fees	868	836	1,661	1,534
Debit card income	558	441	1,021	857
Other deposit based EFT fees	102	109	199	230
Merchant income	619	605	1,298	1,175
Interest rate swap profits (losses)	0	249	0	(267)
Other income	397	359	730	651
	6,519	5,588	11,823	10,149
Securities gains (losses)	(97)	41	(86)	44
Total Noninterest Income	6,422	5,629	11,737	10,193

Noninterest expenses:
Salaries and wages	8,443	5,640	14,862	10,930
Employee benefits	1,769	1,499	3,569	2,931
Outsourced data processing	2,180	1,680	3,929	3,239
Occupancy expense	2,062	1,244	3,595	2,392
Furniture and equipment expense	591	520	1,127	1,035
Marketing expense	926	853	1,843	1,729
Legal and professional fees	699	639	1,236	1,180
FDIC assessments	79	60	138	104
Amortization of intangibles	321	222	440	233
Other expense	2,806	2,285	5,246	4,181
Total Noninterest Expenses	19,876	14,642	35,985	27,954

Income Before Income Taxes	10,228	8,557	19,403	14,615
Provision for income taxes	3,794	3,082	7,103	5,254

Net Income	$6,434	$5,475	$12,300	$9,361

Per share common stock:
Net income diluted	$0.34	$0.33	$0.68	$0.58
Net income basic	0.34	0.33	0.69	0.59
Cash dividends declared	0.15	0.14	0.30	0.28

Average diluted shares outstanding	19,103,077	16,706,162	18,200,400	16,202,134
Average basic shares outstanding	18,727,475	16,345,301	17,825,416	15,830,012

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands)	2006	2005	2005

Assets
Cash and due from banks	$70,177	$67,373	$75,949
Federal funds sold and interest bearing deposits	100,514	153,120	116,600
Total Cash and Cash Equivalents	170,691	220,493	192,549
Securities:
Held for sale (at fair value)	367,766	392,952	461,685
Held for investement (at amortized cost)	141,734	150,072	170,573
Total Securities	509,500	543,024	632,258

Loans available for sale	3,362	2,440	5,887

Loans, net of unearned income	1,614,646	1,289,995	1,148,373
Less: Allowance for loan losses	(12,241)	(9,006)	(8,328)
Net Loans	1,602,405	1,280,989	1,140,045

Bank premises and equipment	37,320	22,218	21,166
Other real estate owned	139	0	0
Goodwill and other intangible assets	57,149	33,901	35,687
Other assets	34,676	29,109	24,583
	$2,415,242	$2,132,174	$2,052,175
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$488,535	$472,996	$481,206
Savings deposits	1,000,385	882,031	860,405
Other time deposits	312,209	256,484	260,757
Time certificates of $100,000 or more	227,476	172,708	141,527
Total Deposits	2,028,605	1,784,219	1,743,895

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	104,941	96,786	87,742
Borrowed funds	26,218	45,485	43,854
Subordinated debt	41,238	41,238	20,619
Other liabilities	11,397	11,726	9,188
	2,212,399	1,979,454	1,905,298

Shareholders' Equity
Preferred stock	0	0	0
Common stock	1,897	1,710	1,710
Additional paid in capital	90,998	46,258	46,169
Retained earnings	119,108	112,271	106,008
Restricted stock awards	(4,001)	(3,447)	(3,702)
Treasury stock	(121)	(218)	(913)
	207,881	156,574	149,272
Accumulated other comprehensive loss	(5,038)	(3,854)	(2,395)
Total Shareholders’ Equity	202,843	152,720	146,877
	$2,415,242	$2,132,174	$2,052,175

Common Shares Outstanding	18,958,534	17,084,315	17,023,513

Note:  The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
	2006		2005		Last 12
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Months
Net income (GAAP)	$6,434	$ 5,866	$5,833	$ 5,565	$23,698
Merger and other nonrecurring charges	576	--	--	--	576
Earnings, excluding merger and other
nonrecurring charges	7,010	5,866	5,833	5,565	24,274
Amortization of core deposit premium	209	77	77	118	481
Net interest rate swap (profits) losses	--	--	--	--	--
Cash operating earnings*	$7,219	$ 5,943	$5,910	$ 5,683	$24,755
Operating Ratios
Return on average assets (GAAP) (2),(3)
Using GAAP earnings	1.07%	1.13%	1.10%	1.09%	1.08%
Using cash operating earnings* on average tangible assets	1.23	1.16	1.13	1.14	1.17
Return on average shareholders' equity (GAAP) (2),(3)
Using GAAP earnings	12.43	14.98	14.96	14.59	13.87
Using cash operating earnings* on average tangible equity	19.39	19.25	19.48	19.50	19.41
Net interest margin (1),(2)	4.29	4.16	4.04	4.01	4.01
Average equity to average assets	8.58	7.52	7.35	7.50	7.77
Credit Analysis
Net charge-offs (recoveries)	$ (76)	$(80)	$ (32)	(35)	$ (233)
Net charge-offs (recoveries) to average loans	(0.02) %	(0.02)%	(0.01)%	(0.01)%	(0.02)%
Loan loss provision	$ 280	$280	$ 330	$ 280	$ 1,170
Allowance to loans at end of period	0.76%	0.70%	0.70%	0.71%
Nonperforming assets	$ 588	$240	$ 372	$ 325
Nonperforming assets to loans and other real estate owned at end of period	0.04%	0.02%	0.03%	0.03%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.03	0.02	0.06	0.03
Per Share Common Stock
Net income diluted (GAAP)	$ 0.34	$0.34	$ 0.34	$ 0.32	$1.34
Merger and other nonrecurring charges	0.03	--	--	--	0.03
Earnings, excluding merger and other
nonrecurring charges	0.37	0.34	0.34	0.32	1.37
Amortization of core deposit premium	0.01	--	--	0.01	0.02
Net interest rate swap (profit) losses	--	--	--	--	--
Cash operating earnings* diluted	$0.38	$0.34	$ 0.34	$ 0.33	$1.39

Net income basic (GAAP)	0.34	0.35	0.35	0.33	1.37
Cash dividends declared	0.15	0.15	0.15	0.15	0.60
Book value per share	10.70	9.09	8.94	8.76
Average Balances
Total assets	$2,419,683	$2,112,876	$2,103,978	$2,017,521
Less: Intangible assets	58,252	33,604	34,337	35,676
Total average tangible assets	$2,361,431	$2,079,272	$2,069,641	$1,981,845

Total equity	$207,555	$158,787	$154,681	$151,299
Intangible assets	58,252	33,604	34,337	35,676
Total average tangible equity	$149,303	$125,183	120,344	$115,623

 (1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes, noncash amortization expense and the one-time merger costs related to the Big Lake acquisition which was completed on April 3, 2006, and costs associated with the name changes announced for the Company’s primary banking subsidiary is a better measurement of the Company’s trend in operating earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	June 30, 2006	December 31, 2005	June 30, 2005
U.S. Treasury and U.S. Government Agencies	$106,266	$71,189	$78,682
Mortgage-backed	257,639	319,906	382,196
Obligations of states and political subdivisions	2,020	0	114
Other securities	1,841	1,857	693
Securities Held for Sale	367,766	392,952	461,685

U.S. Treasury and U. S. Government Agencies	0	5,000	4,999
Mortgage-backed	135,101	143,877	164,152
Obligations of states and political subdivisions	6,633	1,195	1,422
Securities Held for Investment	141,734	150,072	170,573
Total Securities	$509,500	$543,024	$632,258

LOANS	June 30, 2006	December 31, 2005	June 30, 2005

Construction and land development	$511,480	$427,216	$351,457
Real estate mortgage	893,950	680,877	620,883
Installment loans to individuals	87,408	82,942	89,791
Commercial and financial	121,330	98,653	85,746
Other loans	478	307	496
Total Loans	$1,614,646	$1,289,995	$1,148,373

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2006				2005
	Second Quarter	First Quarter			Second Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$567,572	4.31%	$535,790	4.03%	$633,258	3.60%
Nontaxable	8,666	6.42	1,195	7.70	1,423	7.59
Total Securities	576,238	4.34	536,985	4.04	634,681	3.61

Federal funds sold and other
investments	86,260	4.73	121,592	4.45	106,756	2.91

Loans, net	1,586,597	7.33	1,318,291	7.08	1,091,628	6.38

Total Earning Assets	2,249,095	6.47	1,976,868	6.11	1,833,065	5.22

Allowance for loan losses	(12,059)		(9,184)		(7,778)
Cash and due from banks	74,788		71,065		63,988
Premises and equipment	32,771		23,432		21,008
Other assets	75,088		50,695		34,796

	$2,419,683		$2,112,876		$1,945,079

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$219,871	1.54%	$138,604	0.97%	$105,678	0.57%
Savings deposits	166,563	0.74	145,094	0.51	171,715	0.50
Money market accounts	608,601	2.43	593,403	1.93	553,134	1.25
Time deposits	533,577	3.91	451,223	3.68	393,308	2.85
Federal funds purchased and other short term borrowings	105,140	4.12	109,206	3.80	81,178	2.36
Other borrowings	67,533	6.68	72,596	5.90	60,505	4.27

Total Interest-Bearing Liabilities	1,701,285	2.89	1,510,126	2.55	1,365,518	1.76

Demand deposits (noninterest-bearing)	496,308		434,692		434,777
Other liabilities	14,535		9,271		8,125
Total Liabilities	2,212,128		1,954,089		1,808,420

Shareholders' equity	207,555		158,787		136,659

	$2,419,683		2,112,876		1,945,079

Interest expense as a % of earning assets		2.18%		1.95%		1.31%
Net interest income as a % of earning assets		4.29		4.16		3.91

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.